Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan, 2019 Employee Stock Purchase Plan and 2020 Inducement Plan of Mirum Pharmaceuticals, Inc. of our report dated March 9, 2021, with respect to the consolidated financial statements of Mirum Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

March 9, 2021